POWER OF ATTORNEY

     The undersigned hereby appoints and authorizes Stephen E. Hare, Clifford A. Cutchins, IV and Michael J. Allan, and each of them (with full power in granting any of them to act alone) his true and lawful attorneys-in-fact, granting such attorneys the authority in his name and on his behalf to execute, individually and in each capacity stated below, and to file any of the documents referred to below relating to the registration with the Securities and Exchange Commission (the "Commission") and listing on the New York Stock Exchange (the "NYSE") of (i) shares of one or more additional series of preferred stock of James River Corporation of Virginia and depositary receipts therefor, if any, and/or (ii) one or more series of debt securities consisting of debentures, notes and/or other evidences of indebtedness to be distributed by such underwriters as may be selected by management, such documents being: a registration statement to be filed with the Commission; such statements with, or applications to, the regulatory authorities of any state in the United States and any foreign country as may be necessary to permit said shares or debt securities to be offered in such state and country; any and all other documents required to be filed with respect thereto with any regulatory authority; a listing application with the NYSE; and any and all amendments to any of the foregoing, with all exhibits and documents required to be filed in connection therewith. The undersigned further grants unto said attorneys, and each of them, full power and authority to perform each and every act necessary to be done in order to accomplish the foregoing registration as fully as he himself might do.
     IN WITNESS WHEREOF, the undersigned have signed this power of attorney this 18th day of February, 1994, with the exception of Mrs. Whittemore who signed on April 29, 1994.


/s/ Robert C. Williams                  /s/ Stephen E. Hare
Robert C. Williams                      Stephen E. Hare
Chairman of the Board of                Senior Vice President,
Directors, President and                Corporate Finance and Chief
Chief Executive Officer                 Financial Officer
(Principal Executive Officer)           (Principal Financial and
                                        Accounting Officer)


/s/ FitzGerald Bemiss                   /s/ William T. Burgin
FitzGerald Bemiss                       William T. Burgin
Director                                Director


/s/ Worley H. Clark, Jr.                /s/ William V. Daniel
Worley H. Clark, Jr.                    William V. Daniel
Director                                Director


/s/ William T. Comfort, Jr.             /s/ Bruce C. Gottwald
William T. Comfort, Jr.                 Bruce C. Gottwald
Director                                Director


/s/ Robert M. O'Neill                   /s/ Joseph T. Piemont
Robert M. O'Neill                       Joseph T. Piemont
Director                                Director


/s/ Anne M. Whittemore
Anne M. Whittemore
Director